As filed with the Securities and Exchange Commission on January 19, 1999.
                                              Registration No. 333-
----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


   Rite Aid Corporation              Delaware               23-1614034
   Rite Aid Financing I              Delaware            To Be Applied For
   Rite Aid Financing II             Delaware            To Be Applied For
   Rite Aid Financing III            Delaware            To Be Applied For
   Rite Aid Financing IV             Delaware            To Be Applied For
  (Exact Name of Registrant as   (State or Other         (I.R.S. Employer
   Specified in Its Charter)     Jurisdiction of        Identification No.)
                                 Incorporation or
                                  Organization)


       30 Hunter Lane, Camp Hill, Pennsylvania 17011, (717) 761-2633 (Address, Including Zip Code, and Telephone Number, Including Area
            Code, of Registrant's Principal Executive Offices)


                           Elliot S. Gerson, Esq.
                            Rite Aid Corporation
               30 Hunter Lane, Camp Hill, Pennsylvania 17011
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agents for Service)

                                  Copy to:
                           Stacy J. Kanter, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
         919 Third Avenue, New York, New York 10022, (212) 735-3000


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                                   (continued on next page)



                      CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                    Proposed        Proposed
                                                    Maximum         Maximum
   Title of Each                                    Offering        Aggregate         Amount of
  Class of Securities              Amount to be       Price          Offering       Registration
   to be Registered                Registered (1)   Per Unit(1)(2)   Price (1) (2)     Fee
-------------------------------------------------------------------------------------------------
Common Stock, par value
  $1.00, of Rite Aid
  Corporation (3)
-------------------------------------------------------------------------------------------------
Preferred Stock, par value
  $1.00, of Rite Aid
  Corporation (3)
-------------------------------------------------------------------------------------------------
Debt Securities of Rite Aid
  Corporation
-------------------------------------------------------------------------------------------------
Warrants of Rite Aid
  Corporation
-------------------------------------------------------------------------------------------------
Purchase Contracts of Rite Aid
  Corporation (4)
-------------------------------------------------------------------------------------------------
Units (5)
-------------------------------------------------------------------------------------------------
Preferred Securities of Rite Aid
  Financing I (6)
-------------------------------------------------------------------------------------------------
Preferred Securities of Rite Aid
  Financing II (6)
-------------------------------------------------------------------------------------------------
Preferred Securities of Rite Aid
  Financing III (6)
-------------------------------------------------------------------------------------------------
Preferred Securities of Rite Aid
  Financing IV (6)
-------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities
  of Rite Aid Financing I, Rite
  Aid Financing II, Rite Aid
  Financing III and Rite Aid
  Financing IV Trust
  by Rite Aid Corporation (7)
-------------------------------------------------------------------------------------------------
  Total                                                             $3,000,000,000    $834,000
=================================================================================================


(1) Such indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Warrants, Units and Guarantees of Rite Aid Corporation (the "Company") and Preferred Securities of Rite Aid Financing I, II, III and IV (the "Rite Aid Trusts") as may from time to time be issued at indeterminate prices. Debt Securities of the Company may be issued and sold to the Rite Aid Trusts, in which event such Debt Securities may later be distributed to the holders of Preferred Securities of the Rite Aid Trusts for no further consideration upon a dissolution of any such Rite Aid Trust and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby, and the exercise price of any securities issuable upon exercise of the Warrants registered hereby, will not exceed $3,000,000,000.

(3) Also includes such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities registered hereunder that provide for conversion or exchange into other securities. No separate consideration will be received for the Common Stock or Preferred Stock issuable upon conversion of or in exchange for Debt Securities, Preferred Stock or Preferred Securities. Also consists of such currently indeterminate number of shares of Common Stock issuable upon settlement of the Purchase Contracts of the Company.

(4) Each Purchase Contract of the Company obligates the Company to sell, and the holder thereof to purchase, a number of shares of Common Stock.

(5) Each Unit initially consists of a Preferred Security of Rite Aid Financing I, II, III or IV and a Purchase Contract.

(6) Each Preferred Security of Rite Aid Financing I, II, III and IV represents a preferred undivided beneficial ownership interest in the assets of Rite Aid Financing I, II, III and IV, respectively.

(7) No separate consideration will be received for the Guarantees of the Company.




      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



FLAG

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




Prospectus

$3,000,000,000


RITE AID CORPORATION
RITE AID FINANCING I
RITE AID FINANCING II
RITE AID FINANCING III
RITE AID FINANCING IV


        We will offer and sell, from time to time, in one or more offerings certain debt and equity securities. The total offering price of these securities, in the aggregate, will not exceed $3 billion. We will provide the specific terms of these securities in supplements to this prospectus. You should carefully read this prospectus and the supplements before you decide to invest in any of these securities.

RITE AID CORPORATION

        We will offer and sell, from time to time, in one or more offerings:

                      o  common stock              o  purchase contracts
                      o  debt securities           o  units
                      o  preferred stock           o  guarantees
                      o  warrants

             The purchase contracts will require a purchaser to buy a certain amount of common stock, and they will obligate Rite Aid to pay the purchasers certain fees. The units will include these purchase contracts and preferred securities issued by Rite Aid Financing I, II, III or IV (the "Rite Aid Trusts"). The guarantees will be full, unconditional guarantees of the Rite Aid Trusts' obligation to distribute certain amounts of cash to the holders of Rite Aid Trust preferred securities.

THE RITE AID TRUSTS

             The Rite Aid Trusts are each Delaware business trusts that will offer and sell, from time to time, in one or more offerings, preferred securities. Each Rite Aid Trust will use all of the proceeds from the sale of its preferred securities to buy subordinated notes of Rite Aid Corporation. The Rite Aid Trusts will receive cash payments from the subordinated notes, and each trust will distribute these payments to the holders of its preferred and common securities. The Rite Aid Corporation will own all of the common securities of the Rite Aid Trusts.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

              The date of this prospectus is January __, 1999




                    WHERE YOU CAN FIND MORE INFORMATION

        Rite Aid Corporation ("Rite Aid" or the "Company") files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Rite Aid Corporation's filings with the Commission are available over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document we file with the Commission at the Commission's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 5000 West Madison Street (Suite 1400), Chicago, Illinois 60601. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect the reports and other information we file with the Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 with the Commission that covers the securities described in this prospectus. For further information on Rite Aid, the Rite Aid Trusts and the securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. The registration statement can be obtained from the Commission as indicated above, or from Rite Aid.

                         INCORPORATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Any information we file with Commission after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

        We incorporate by reference the following documents which we have filed with the Commission:

               o Rite Aid's Annual Report on Form 10-K for the year ended February 28, 1998;

               o Rite Aid's Quarterly Reports on Form 10-Q for the quarters ended May 30, 1998, August 29, 1998 and November 28, 1998;

               o Current Report on Form 8-K dated November 17, 1998 and January 19, 1999;

               o Rite Aid's Annual Report to Stockholders for the fiscal year ended February 28, 1998 (incorporated by reference into the Annual Report on Form 10-K); and

               o Rite Aid's Proxy Statement for Annual Meeting of Stockholders held on June 24, 1998 (incorporated by reference into the Annual Report on Form 10-K).

        We also incorporate by reference any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Investor Relations, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, telephone number (212) 345-5000.


                           ABOUT THIS PROSPECTUS

        This prospectus (the "Prospectus") is part of a "shelf" registration statement that we filed with the Commission. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this Prospectus. The total dollar amount of the securities we sell through these offerings will not exceed $3 billion.

        This Prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (a "Prospectus Supplement") that contains specific information about the terms of the securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information."

        This Prospectus does not contain separate financial statements for the trusts. We do not believe these financial statements would be useful since each trust is a direct or indirect wholly-owned subsidiary of Rite Aid, and we file consolidated financial information under the Exchange Act. The trusts will not have any independent function other than to issue common and preferred securities and to purchase subordinated notes of Rite Aid. We will provide a full, unconditional guarantee of each trust's obligations under their respective common and preferred securities.

                           ----------------------

        You should rely only on the information contained or incorporated by reference in this Prospectus and the Prospectus Supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and the underwriters will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we previously filed with the Commission and incorporated by reference, is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.


                            RITE AID CORPORATION

        Rite Aid, incorporated in 1968, is one of the largest retail drugstore chains in the United States. As of November 28, 1998, we operated 3,827 drugstores, within a range of approximately 7,200 to 20,000 square feet per store in size, in 30 eastern, southern and western states and the District of Columbia and employed over 75,000 associates. Pharmacy service forms the core of our business, with prescriptions accounting for 54.5 percent of drugstore sales in the thirty-nine week period ended November 28, 1998. Our drugstores cater to convenience, offering a full selection of health and personal care products, seasonal merchandise and a large private label product line. Express mail with complementary services and one-hour photo departments have been added in select locations. Our Eagle Managed Care Corp. subsidiary markets prescription plans and sells other managed health care services to employers, health maintenance organizations and government-sponsored employee benefit programs.

        On December 12, 1996, we acquired Thrifty PayLess Holdings, Inc. ("Thrifty PayLess"), which was one of the largest drugstore retailers in the western United States with over 1,000 stores in 10 states. We have renamed the Thrifty PayLess stores "Rite Aid" and are in the process of remodeling such stores. On August 27, 1997, we completed the acquisitions of K&B Incorporated ("K&B") and Harco, Inc. ("Harco"). K&B, based in New Orleans, Louisiana, operated 186 stores in Louisiana, Alabama, Mississippi, Texas, Tennessee and Florida. It was the 13th largest drugstore chain in the U.S. with sales of $580,000,000 for fiscal year 1996. Harco, headquartered in Tuscaloosa, Alabama, operated 146 stores in Alabama, Mississippi and Florida. It was the 17th largest drugstore chain in the U.S. with sales of $258,000,000 in fiscal year 1996. We have renamed all K&B and Harco stores "Rite Aid" and have completed the integration of such stores with our operations.

        Our strategy is to operate drugstores in large, fast-growing metropolitan areas. Of the 60 largest metropolitan statistical areas (commonly referred to as "MSAs") in the United States, we operate in 33 and are either the largest or second largest for retail drugstore prescription sales in 23 of those 33 MSAs.

        The Company is a Delaware corporation, Our principal executive offices are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011 and our telephone number is (717) 761-2633.


                            RECENT DEVELOPMENTS

        On November 17, 1998, we and Eli Lilly and Company ("Lilly") announced that we had entered into a Stock Purchase Agreement, pursuant to which we have agreed to acquire all of the outstanding capital stock of PCS Holding Corporation, a wholly-owned subsidiary of Lilly, for $1,500,000,000 in cash. PCS, a leading pharmacy benefits manager for employers, health plans and their members, currently manages nearly 300,000,000 prescriptions each year, serves more than 1,200 health plan sponsors, assists more than 50,000,000 plan members with their pharmaceutical needs and accounts for approximately $10,000,000,000 in drug expenditures. The acquisition of PCS, which we expect will close in the first quarter of 1999, will be accounted for as a purchase.


                              RITE AID TRUSTS

        Each of the Rite Aid Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Rite Aid Trustees (as defined below) for such trust and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. Each such Declaration will be amended and restated in its entirety (an "Amended Declaration") substantially in the form filed as an exhibit to the registration statement of which this Prospectus forms a part, as of the date the securities of each Rite Aid Trust are initially issued. Each Amended Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Each Rite Aid Trust exists for the exclusive purposes of (i) issuing preferred securities (the "Trust Preferred Securities") and common securities (the "Trust Common Securities " and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of each respective trust, (ii) investing the gross proceeds of the Trust Securities in certain Junior Subordinated Debt Securities (as defined below) and (iii) engaging in only those other activities necessary or incidental thereto.

        All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank pari passu in right of payment, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under an Amended Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will acquire, directly or indirectly, Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Rite Aid Trust.

        Each Rite Aid Trust has a term of approximately 55 years, but may terminate earlier as provided in its Amended Declaration. The business and affairs of each Rite Aid Trust will be conducted by the trustees (the "Rite Aid Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities of each Rite Aid Trust. The Company, as the direct or indirect holder of all of the Trust Common Securities of each Rite Aid Trust, will be entitled to appoint, remove or replace any of the Rite Aid Trustees of each Rite Aid Trust.

        The duties and obligations of the Rite Aid Trustees shall be governed by the Amended Declaration of each Rite Aid Trust. A majority of the Rite Aid Trustees (the "Regular Trustees") of each Rite Aid Trust will be persons who are employees or officers of or affiliated with the Company. In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee, who need not be an employee or officer of or otherwise affiliated with the Company.

        One Rite Aid Trustee of each Rite Aid Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). The Property Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities of each Rite Aid Trust. The Property Trustee will have the power to exercise all rights, powers and privileges under the indenture related to the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities of each Rite Aid Trust. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the Property Account. Unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Rite Aid Trustee of each Rite Aid Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee").

        The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are set forth in the Amended Declaration of each Rite Aid Trust, the Delaware Business Trust Act and the Trust Indenture Act. The Company will pay all fees and expenses related to the Rite Aid Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Rite Aid Trust in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The principal place of business of each Rite Aid Trust shall be c/o Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, (717) 761-2633.


                              USE OF PROCEEDS

        Unless we have indicated otherwise in the accompanying Prospectus Supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, acquisitions and other business opportunities. Each of the Rite Aid Trusts will use the net proceeds from the sale of its preferred securities to purchase a series of subordinated notes from Rite Aid. We also expect to use the net proceeds from the sale of those subordinated notes for our general corporate purposes.


                  RATIO OF EARNINGS TO FIXED CHARGES [AND
              RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS]

        The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company.


                              39 Weeks Ended                     Year Ended
                               November 29,    Feb. 28   Mar. 1   Mar. 2   Mar. 4   Feb. 26
                                  1998          1998      1997     1996     1995     1994
                                  ----          ----      ----     ----     ----     ----
Ratio of Earnings to Fixed
Charges (1)                      1.57           2.91     2.56      3.08     3.78     1.66

  (1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and that portion of rental expense which is representative of the interest factor in these rentals.



                   DESCRIPTION OF THE OFFERED SECURITIES

        Rite Aid intends to issue, from time to time, in one or more offerings, common stock, par value $1.00 per share (the "Common Stock"), preferred stock, par value $1.00 per share (the "Preferred Stock"), debt securities (the "Debt Securities"), warrants (the "Warrants"), purchase contracts (the "Purchase Contracts"), units (the "Units") and guarantees (the "Guarantees"). The Rite Aid Trusts intend to issue, from time to time, in one or more offerings, Trust Preferred Securities (collectively, with the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees, the"Offered Securities"). The aggregate principal amount, initial price to the purchaser or liquidation preference of the Offered Securities will not exceed, in the aggregate, $3 billion.

        This Prospectus contains a summary of the Offered Securities. This summary is not meant to be a complete description of each security. The specific terms of the Offered Securities will be set forth in an accompanying Prospectus Supplement, together with the terms of the offering, the initial price and the net proceeds to the Company from the sale of the Offered Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement. This Prospectus may not be used to consummate a sale of Offered Securities unless it is accompanied by a Prospectus Supplement.


                        DESCRIPTION OF CAPITAL STOCK

        The following summary does not purport to be complete and is subject to, and qualified in its entirety by, Rite Aid's Restated Certificate of Incorporation (the "Rite Aid Charter"), Rite Aid's by-laws (the "Rite Aid By-laws") and the Delaware General Corporation Law (the "DGCL"). Under the Rite Aid Charter, Rite Aid's authorized capital stock consists of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The following description of the terms of the shares of Common Stock and Preferred Stock that may be offered by the Company sets forth certain general terms and provisions to which any Prospectus Supplement may relate. Certain terms of any Common Stock or any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating thereto, including the number of shares offered, any initial offering price and market price and dividend information. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below.

Common Stock

        As of January 7, 1999, there were 258,767,046 shares of Common Stock issued and outstanding, and 37,477,244 shares reserved for issuance under Rite Aid's stock option plans and under outstanding convertible subordinated notes.

        The holders of Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when as declared by resolution of the board of directors of Rite Aid (the "Board"), subject to any preferential dividend rights granted to the holders of any outstanding Preferred Stock.

        Each holder of Common Stock is entitled to one vote for each share registered in his name on the books of the Company on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of Common Stock vote as one class. The shares of Common Stock do not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of the Company's Preferred Stock which may at the time be outstanding, the holders of Common Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining Common Stock voting for the election of directors will not be able to elect any persons to the Board of Directors.

        Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassesable.

Preferred Stock

        No shares of Preferred Stock are issued or outstanding. The Board is authorized to issue Preferred Stock in one or more series and to determine liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights thereof. The ability of the Board to issue and set the terms of Preferred Stock could have the effect of making it more difficult for a third person to acquire, or of discouraging a third person from attempting to acquire, control of Rite Aid.

Charter and By-Law Provisions

        The Rite Aid Charter specifies that the Board shall be divided into three classes, as nearly equal in number as possible, and shall consist of not less than three nor more than 15 directors elected for three-year staggered terms. The Rite Aid By-laws provide that the number of directors on the Board may be fixed by the Board only, or if the number is not fixed, the number will be seven. The number of directors may be increased or decreased by the Board only. In the interim period between annual meetings of stockholders or of special meetings of stockholders, vacancies and newly created directorships may be filled by the Board. Any directors so elected will hold office until the next election of the class to which such directors have been elected. The Board currently consists of 11 directors.

        The Rite Aid Charter requires that any mergers, consolidations asset dispositions and other transactions involving a beneficial owner of 10% or more of the voting power of the then outstanding classes of stock entitled to vote in the election of directors (the "Voting Stock") be approved, unless certain conditions are satisfied, by the affirmative vote of the holders of shares representing not less than 75% of the Voting Stock. These special voting requirements do not apply if the transaction is approved by a majority of the Continuing Directors (as defined below) or the consideration offered to the stockholders of Rite Aid meets specified fair price standards (including related procedural requirements as to the form of consideration and continued payment of dividends). "Continuing Director" as defined in the Rite Aid Charter means a member of the Board who has not affiliated with a Related Person (as defined below) and was a member of the Board prior to the time that the Related Person acquired the last shares of Common Stock entitling such Related Person to exercise, in the aggregate, in excess of 10% of the total voting power of all classes of Voting Stock, or any individual, corporation, partnership, person or other entity ("Person") recommended to succeed a Continuing Director by a majority of Continuing Directors. "Related Person" as defined in the Rite Aid Charter means any Person, affiliate or associate of such Person, which has beneficial owners directly or indirectly of shares of stock of Rite Aid entitling such Person to exercise more than 10% of the total voting power of all classes of Voting Stock.

        The Rite Aid Charter also provides that any corporate action either
(i) taken at a special meeting of stockholders called by the Board, a majority of whose members are not Continuing Directors or (ii) approved by written consent of stockholders, shall require the approval of not less than 75% of the then outstanding Voting Stock.

Change of Control

        Section 203 of the DGCL prohibits generally a public Delaware corporation, including Rite Aid, from engaging in a Business Combination (as defined below) with an Interested Stockholder (as defined below) for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares); or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). A "Business Combination" includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder, (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries and (iii) certain other transactions resulting in a financial benefit to an Interested Stockholder. An "Interested Stockholder" is a person who owns (or, if such person is an affiliate or associate of the corporation, within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors and, the affiliates and associates of such person.


                       DESCRIPTION OF PREFERRED STOCK

        The following description of the terms of the shares of Preferred Stock that may be offered by the Company sets forth certain general terms and provisions to which any Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock and the terms of any related option, put or right of the Company to require the holder of any other Offered Security to also acquire shares of Preferred Stock will be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement is necessarily a summary thereof and is qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of Preferred Stock, which Certificate of Designation will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

General

        Under the Rite Aid Charter, the Board has the authority, without further stockholder action, to issue from time to time up to a maximum of up to 20,000,000 shares of Preferred Stock, in one or more series and for such consideration as may be fixed from time to time by the Board, and to fix before the issuance of any shares of Preferred Stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of any redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable, and any other relative rights, preferences and limitations pertaining to such series. No shares of Preferred Stock are issued or outstanding as of the date hereof.

        Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms including: (i) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such shares will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the date or dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) any conversion or exchange provisions; (vi) the procedures for any auction and remarketing, if any, of such Preferred Stock; (vii) whether interest in Preferred Stock will be represented by depositary shares; and (viii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

        The Preferred Stock will, when issued against payment therefor, be fully paid and nonassesable. Holders of Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company.

Dividends

        The holders of the Preferred Stock will be entitled to receive, when and as declared by the Board, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series) or Common Stock of the Company, in each case as specified in the applicable Prospectus Supplement.

        Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Stock are declared or paid on any future dividend payment dates.

        The Company shall not declare, pay or set apart for payment any dividends on any series of its Preferred Stock ranking, as to dividends, on a parity with or junior to the outstanding Preferred Stock of any series unless (i) if such series of Preferred Stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock is Noncumulative Preferred Stock, full dividends for the then current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon Preferred Stock of any series and any other shares of Preferred Stock of the Company ranking on a parity as to dividends with such Preferred Stock, all dividends declared upon such Preferred Stock and any other Preferred Stock of the Company ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other shares of Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on such Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other shares of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

        Except as set forth in the preceding sentence, unless (i) full dividends on the outstanding Cumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) full dividends for the then current dividend period on the outstanding Noncumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock of the Company or other shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made, on the Common Stock of the Company or on any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation.

        Unless (i) full dividends on the Cumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) full dividends for the then current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company except by conversion into or exchange for shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation. Any dividend payment made on shares of Cumulative Preferred Stock of any series shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains unpaid.

Redemption

        Preferred Stock may be redeemable, in whole or in part, at the option of the Company, out of funds legally available therefor, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified, in the applicable Prospectus Supplement. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

        The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified therein, at a redemption price per share to be specified therein, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

        Notwithstanding the foregoing, unless (i) full dividends on the Cumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) full dividends for the then current dividend period on the Noncumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, no shares of Preferred Stock of such series shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of Preferred Stock of such series provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of the Preferred Stock of such series.

        Notice of redemption shall be given by mailing the same to each record holder of the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, at the address of such holder as the same shall appear on the stock books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion or exchange rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder.

        If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Board and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board.

        If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date for such shares, dividends on such shares shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender, in accordance with such notice, of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Company. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

Conversion or Exchange Rights

        The Prospectus Supplement relating to a series of Preferred Stock that is convertible or exchangeable will state the terms on which shares of such series are convertible or exchangeable into Common Stock, another series of Preferred Stock or Debt Securities.

Rights Upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holder of each series of Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock ranking junior to such Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such Preferred Stock plus all accrued and unpaid dividends thereon (which shall not, in the case of Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to Preferred Stock of any series and any other shares of Preferred Stock of the Company ranking as to any such distribution on a parity with such Preferred Stock are not paid in full, the holders of such Preferred Stock and of such other shares of Preferred Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

Voting Rights

        Except as indicated below or in the applicable Prospectus
Supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote.

        If the Company fails to pay dividends on any shares of Preferred Stock for six consecutive quarterly periods, the holders of such shares of Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at a special meeting called by the holders of record of at least 10% of such Preferred Stock or the next annual meeting of stockholders and at each subsequent meeting until (i) all dividends accumulated on shares of Cumulative Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) four consecutive quarterly dividends on shares of Noncumulative Preferred Stock shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board will be increased by two directors.

        So long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of each series of Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (voting separately as a class): (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, or reclassify any capital stock into any such shares, or authorize, create or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Restated Certificate of Incorporation, including the Certificate of Designation relating to such series of Preferred Stock, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or any outstanding series of Preferred Stock or any other capital stock of the Company, or the creation and issuance of any other series of Preferred Stock or of any other capital stock of the Company, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.


                       DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The specific terms of the Debt Securities, and the extent, if any, to which the general provisions summarized below may not apply, will be described in the Prospectus Supplement relating to such Debt Securities.

        The Debt Securities will be unsecured general obligations of the Company. The Debt Securities will consist of either senior notes ("Senior Debt Securities"), subordinated notes ("Subordinated Debt Securities") or junior subordinated notes ("Junior Subordinated Debt Securities") of the Company. The Senior Debt Securities will be issued under a senior debt indenture (as amended or supplemented from time to time, a "Senior Indenture"), the Subordinated Debt Securities will be issued under a subordinated debt indenture (as amended or supplemented from time to time, a "Subordinated Indenture" and together with the Senior Indenture, the "Indenture") and the Junior Subordinated Debt Securities will be issued under a junior subordinated debt indenture (as amended or supplemented from time to time, a "Junior Subordinated Indenture"). The institutions named as the trustees under the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to individually as the "Indenture Trustee". Copies of the form of Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture have been filed as exhibits to the Registration Statement. The following summary of certain general provisions of the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the Debt Securities as the case may be, including the definitions of certain terms therein.

        The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities. The Prospectus Supplement relating to the Offered Debt Securities will also set forth whether the Offered Debt Securities are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities.

Senior and Subordinated Debt Securities

General

        The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time. The Debt Securities may be issued from time to time in one or more series. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness (as defined below) of the Company, as described below under "Subordination of Subordinated Debt Securities" and in a Prospectus Supplement applicable to an offering of Subordinated Debt Securities. The Senior Indenture and the Subordinated Indenture are identical in all respects except as otherwise indicated below.

        Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of the Offered Debt
Securities:

        o the designation, aggregate principal amount (and any limit on the aggregate principal amount of the Offered Debt Securities) and authorized denominations of the Offered Debt Securities;
        o the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;
        o the date or dates on which the principal of the Offered Debt Securities will be payable;
        o the rate or rates per annum (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined;
        o the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any, and the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities are registered on any Regular Record Date;
        o      any optional or mandatory sinking fund provisions;
        o the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or the holder and any other terms and provisions of such optional or mandatory redemptions;
        o if applicable, the terms of any right to convert or exchange the Offered Debt Securities into Common Stock of the Company;
        o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Offered Debt Securities of the series will be issuable;
        o if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities which will be payable upon declaration of acceleration of maturity thereof or provable in bankruptcy;
        o the currency or currencies, including composite currencies and currency units, in which payment of the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable (if other than the currency of the United States of America), which unless otherwise specified will be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
        o if the principal of (and premium, if any), or interest, if any, on the Offered Debt Securities are to be payable, at the election of the Company or any holder thereof, in a coin, currency or currency unit other than that in which the Offered Debt Securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
        o if such securities are to be denominated in a currency or currencies, including composite currencies and currency units, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of such Debt Securities as outstanding securities under the Indenture;
        o if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on the Offered Debt Securities may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;
        o whether the Offered Debt Securities shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other definitive Debt Securities; and the depositary for such Global Security or Securities, which depositary must be a clearing agency registered under the Exchange Act;
        o any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; or
        o any additional terms relating to the Offered Debt Securities (which may not be inconsistent with the Indenture).

        In addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, the Indenture provides the Company with the ability to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

        Unless otherwise indicated in the Prospectus Supplement relating thereto, principal, premium, if any, and interest, if any, will be payable and the Debt Securities will be transferable and convertible, if applicable, at the corporate trust office of the Indenture Trustee. Unless other arrangements are made, interest will be paid by checks mailed to the holders at their registered addresses. (Sections 3.5, 10.2.)

        Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 3.2, 3.5.)

        Some or all of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

        The rights of the Company, and hence the right of creditors of the Company (including the holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

        The Indenture does not contain any provisions that afford holders of the Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities (except to the limited extent that the covenants described below under "Certain Restrictions" might affect the Company's ability to consummate such transactions).

        Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved. These risks will be more fully described in the Prospectus Supplement relating thereto.

Certain Restrictions

        The various restrictive provisions of the Indenture applicable to the Company and its Restricted Subsidiaries (as defined below) do not apply to Unrestricted Subsidiaries (as defined below). The assets and indebtedness of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the Senior Indenture and Investments by the Company or by its Restricted Subsidiaries in Unrestricted Subsidiaries are excluded in computing Consolidated Net Tangible Assets. Subsidiaries" are those subsidiaries of the Company which are designated as Unrestricted Subsidiaries by the Board of Directors from time to time pursuant to the Indenture (in each case, unless and until designated as Restricted Subsidiaries by the Board pursuant to the Indenture). "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries. A "Wholly-owned Restricted Subsidiary" is a Restricted Subsidiary all of the outstanding Funded Debt and capital stock of which (except directors' qualifying shares) is owned by the Company and its other Wholly-owned Restricted Subsidiaries. (Section 1.1 of the Senior Indenture and, in relation to the designation of Restricted Subsidiaries and Unrestricted Subsidiaries, Section 1.1 of the Subordinated Indenture.)

        An Unrestricted Subsidiary may not be designated a Restricted Subsidiary if it has any Secured Debt, Funded Debt or Attributable Debt unless immediately thereafter the Company and its Restricted Subsidiaries would be permitted to incur such debt under the terms of the Senior Indenture. (Section 10.11 (a) of the Senior Indenture.)

        Restrictions Upon Secured Debt: Neither the Company nor a Restricted Subsidiary is permitted to incur or guarantee certain indebtedness secured by any lien, mortgage, pledge or other encumbrance on its property without equally and ratably securing the Senior Debt Securities. This restriction does not apply to certain permitted encumbrances described in the Senior Indenture, including purchase money mortgages, encumbrances existing on property at the time it is acquired by the Company or a Restricted Subsidiary or created within 24 months of the date of such acquisition, conditional sales and similar agreements and the extension, renewal or refunding of any of the foregoing. Subsection (d) of
Section 10.10 of the Senior Indenture also permits other indebtedness secured by encumbrances not otherwise specifically permitted which, together with Attributable Debt respecting existing Sale and Leaseback Transactions (excluding Sale and Leaseback Transactions entered into in respect of property acquired by the Company or a Restricted Subsidiary not more than 24 months prior to the date such Transaction is entered into), and unsecured Funded Debt of Subsidiaries, incurred or entered into, as the case may be, after the date of the Senior Indenture, would not at the time exceed 20% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries. (Section 10.10 of the Senior Indenture.)

        "Attributable Debt" means, as to any particular Sale and Leaseback Transaction under which the Company or any Restricted Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined
(i) in the case of any such transaction involving a Capital Lease, the amount on such date of the Capital Lease Obligation thereunder, or (ii) in the case of an other such Sale and Leaseback Transaction, the then present value of the minimum rental obligation under such Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor cannot be readily determined, at the rate per annum equal to the rate of interest on the initial series of Securities, except that if no interest is payable in respect of the initial series of Securities or if such rate is not fixed then at the rate of 9% per annum. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges. (Section 1.1 of the Senior Indenture).

        "Consolidated Net Tangible Assets" means the total amount of assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of computation) after deducting (i) all liabilities and liability items, including amounts in respect of obligations under leases (or guarantees thereof) which under generally accepted accounting principles would be included on such balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes and (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles. (Section 1.1 of the Senior Indenture.)

        "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed, whether secured or unsecured, maturing more than one year after the date of determination thereof and any indebtedness, regardless of its term, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of the indebtedness, which would, in accordance with generally accepted accounting principles, be classified as funded debt, excluding (i) indebtedness for which money in satisfaction thereof has been deposited in trust, (ii) certain guarantees arising in the ordinary course of business and (iii) liabilities resulting from capitalization of lease rentals. (Section 1.1 of the Senior Indenture.)

        "Secured Debt" means indebtedness for money borrowed which is secured by a lien on property of the Company or any Restricted Subsidiary, excluding certain guarantees arising in the ordinary course of business. (Section 1.1 of the Senior Indenture.)

        Restrictions Upon Sales with Leases Back: The Company is not permitted, and may not permit a Restricted Subsidiary, to sell (except to the Company or one or more Wholly-owned Restricted Subsidiaries) any manufacturing plant, warehouse, retail store or equipment owned and operated by the Company or a Restricted Subsidiary on or after the date of the Senior Indenture with the intention that the Company or any Restricted Subsidiaries take back a lease thereof, except a lease for a period, including renewals, of not more than 24 months by the end of which period it is intended that the use of such property by the lessee will be discontinued, except (i) where the Company would be entitled under subsection (d) of Section 10.10 of the Senior Indenture to incur additional secured indebtedness not otherwise specifically permitted by the Senior Indenture in an amount equal to the Attributable Debt respecting such Sale and Leaseback Transaction, (ii) where the Sale and Leaseback Transaction is entered into in respect of property acquired by the Company or a Restricted Subsidiary within 24 months of such acquisition, or (iii) where the Company within 120 days of entering into the Sale and Leaseback Transaction applies to the retirement of its Secured Debt an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to such Transaction or (b) the fair market value of the property so leased. (Section 10.9 of the Senior Indenture.)

        Restrictions Upon Funded Debt of Restricted Subsidiaries:
Restricted Subsidiaries are prohibited from becoming liable for any unsecured Funded Debt except where the Company would be entitled under subsection (d) of Section 10.10 of the Senior Indenture to incur additional secured indebtedness not otherwise specifically permitted by the Senior Indenture in an amount equal to such Funded Debt and except for certain extensions, refunding and renewals of Funded Debt. (Section 10.8 of the Senior Indenture.)

        Restrictions Upon Merger and Sale of Assets: The Senior Indenture provides that no merger of the Company with or sale of the Company's property substantially as an entirety to any other corporation shall be made if, as a result, properties or assets of the Company would become subject to a mortgage or lien which would not be permitted by the Senior Indenture, unless the Senior Debt Securities shall be equally and ratably secured with such obligations. (Section 8.1 of the Senior Indenture.) Any successor entity must be a corporation organized in the United States and, immediately after giving effect to a merger or consolidation, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. (Section 8.1.)

        Although the amount of the Company's property that will constitute a sale of such property "substantially as an entirety" is not readily quantifiable, a determination as to whether such a sale has occurred will depend on the percentage of operating and total assets transferred, among other measurements, and other facts and circumstances of the transaction. In any particular transaction, the determination of whether such a sale has occurred will be made by the Company, and the Company will give notice of such occurrence to the holders of the Debt Securities. Because of the uncertainty regarding whether a particular sale will constitute a sale of property "substantially as an entirety," holders will not be able to determine for themselves whether such a transaction has occurred and will have to rely on the Company's determination. If such a transaction occurs, the person to which such amount of the Company's property is transferred shall enter into a supplemental Indenture satisfactory in form to the Indenture Trustee.

Modification of the Indenture

        The Indenture and the rights of the holders may be modified by the Company only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification; but no modification altering the terms of payment of principal or interest, changing the place or medium of payment of principal or interest, impairing the rights of holders to institute suit for payment, adversely changing the right to convert or exchange any Debt Security, including decreasing the conversion rate or increasing the conversion price of such Debt Security (if applicable), reducing the percentage required for modification or, in the case of the Subordinated Indenture, modifying the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities will be effective against any Holder without his consent. (Section 9.2.)

Events of Default

        The Indenture defines an Event of Default with respect to the Debt Securities of any series as being any one of the following events: (a) default for 30 days in any payment of interest upon any Security of that series when due (in the case of the Subordinated Indenture, whether or not payment is prohibited by the provisions described under the heading "Subordination of Subordinated Debt Securities" below), (b) default in any payment of principal of (or premium, if any) upon any Security of that series when due (in the case of the Subordinated Indenture, whether or not payment is prohibited by the provisions described under the heading "Subordination of Subordinated Debt Securities" below), (c) default for 60 days after appropriate notice in the performance of any other covenant in the Debt Securities of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series), (d) certain events in bankruptcy, insolvency or reorganization, or (e) certain events of default resulting in the acceleration of the maturity of the related indebtedness aggregating in excess of $10,000,000 under any mortgages, indentures (including the Indenture) or instruments under which the Company may have issued, or by which there may have been secured or evidenced, any other indebtedness (including Debt Securities of any series) of the Company. In case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of that series may declare the principal of the Debt Securities of such series (or, if the Debt Securities of that series were issued as discounted Debt Securities, such portion of the principal as may be specified in the terms of that series) and the accrued interest thereon, if any, to be due and payable. Any Event of Default with respect to the Debt Securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding. (Sections 5.1, 5.2, 5.13.)

        The Indenture requires the Company to file annually with the Indenture Trustee a written statement signed by an officer of the Company as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Indenture Trustee may withhold notice to the holders of any default (except in payment of principal or premium, if any, or interest) if it considers it in the interest of the holders to do so. (Sections 6.2 and 10.13 of the Senior Indenture and Sections 6.2 and 10.10 of the Subordinated Indenture.)

        Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of holders unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for indemnification and certain other rights of the Indenture Trustee, the Indenture provides that the holders of a majority in principal amount of the Debt Securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee. (Sections 5.12, 6.3.)

Conversion Rights

        The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock of the Company to be received by the holders of Debt Securities would be calculated according to the market price of Common Stock of the Company as of a time stated in the Prospectus Supplement. (Article Thirteen.)

Defeasance and Discharge

        The terms of the Indenture provide the Company with the option to be discharged from any and all obligations with respect to a particular series of Debt Securities, including, in the case of Subordinated Debt Securities, the provisions described under the heading "Subordination of Subordinated Debt Securities" herein (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money or U.S. Government Obligations (as defined) (or Foreign Government Obligations in case of Debt Securities denominated in foreign currencies), or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the Stated Maturity of such payments or on the applicable Redemption Date in accordance with the terms of the Indenture and such Debt Securities. Such option may only be exercised if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such series of Debt Securities. (Section 4.3.)

Defeasance of Certain Covenants

        The terms of the Indenture provide the Company with the option to have the occurrence of events described in (c) or (e) under the heading "Events of Default" above no longer be Events of Default and, in the case of Senior Debt Securities, to omit to comply with certain of the covenants described under the heading "Certain Restrictions" above, and, in the case of Subordinated Debt Securities, the provisions described under the heading "Subordination of Subordinated Debt Securities" below will no longer be applicable, in each case, with respect to a particular series of Debt Securities. The Company, in order to exercise such option, will be required to deposit with the Indenture Trustee money or U.S. Government Obligations (or Foreign Government Obligations in case of Debt Securities denominated in foreign currencies), or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the Stated Maturity of such payments or on the applicable Redemption Date in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series of Debt Securities to recognize income, gain or loss for federal income tax purposes. (Section 10.12 of the Senior Indenture and Section 10.9 of the Subordinated Indenture.)

        The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the provisions described in the preceding paragraph. In the event the Company omits to comply with its remaining obligations with respect to such Debt Securities under the Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations (or Foreign Government Obligations in case of Debt Securities denominated in foreign currencies) on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Sections 4.3 and 10.12 of the Senior Indenture and Sections 4.3 and 10.9 of the Subordinated Indenture.)

Subordination of Subordinated Debt Securities

        The Subordinated Debt Securities will be subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all existing and future Senior Indebtedness of the Company. (Section 14.1 of the Subordinated Indenture.) "Senior Indebtedness" means the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Debt against the bankruptcy or any other insolvency estate of the Company in such proceeding) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether presently outstanding or hereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such Debt (as defined below); provided however, that the following will not constitute Senior Indebtedness:

        o any Debt which expressly provides (i) that such Debt shall not be senior in right of payment to the Subordinated Debt Securities, or (ii) that such Debt shall be subordinated to any other Debt of the Company, unless such Debt expressly provides that such Debt shall be senior in right of payment to the Subordinated Debt Securities;
        o      any Debt of the Company in respect of the Subordinated Debt
               Securities;
        o any Debt or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;
        o any Debt of the Company to any subsidiary for money borrowed or advanced from such subsidiary; and
        o any liability for federal, state, local or other taxes owed or owing by the Company.

        "Debt" means (i) all indebtedness for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the borrower or only to a portion thereof and including all indebtedness evidenced by notes, bonds, debentures or other securities sold for money),
(ii) all indebtedness incurred or assumed in the acquisition (whether by way of purchase, merger, consolidation or otherwise) of any business, real property or other assets (except assets other than real property acquired in the ordinary course of the conduct of the acquirer's usual business),
(iii) all Capital Lease Obligations, (iv) Hedging Obligations, (v) guarantees of indebtedness described in clauses (i), (ii), (iii) or (iv) of any other person and (vi) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness (including, without limitation, exchange offers), obligation or guarantee.

        By reason of the subordination described herein, in the event of insolvency, upon any distribution of the assets of the Company, (i) the holders of Subordinated Debt Securities are required to pay over their share of such distribution to the Indenture Trustee in bankruptcy, receiver or other person distributing the assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all holders of Senior Indebtedness in full and (ii) unsecured creditors of the Company who are not holders of Subordinated Debt Securities or holders of Senior Indebtedness of the Company may recover less, ratably, than holders of Senior Indebtedness of the Company and may recover more, ratably, than the holders of Subordinated Debt Securities. (Section 14.2 of the Subordinated Indenture.)

        In the event that any Subordinated Debt Securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default, then the Company is obligated to notify promptly holders of Senior Indebtedness of such acceleration. The Company may not pay the Subordinated Debt Securities until 120 days have passed after such acceleration occurs and may thereafter pay the Subordinated Debt Securities if the terms of the Indenture otherwise permit payment at that time. (Section 14.3 of the Subordinated Indenture.)

        No payment of the principal, premium, if any, or interest with respect to any Subordinated Debt Securities may be made, nor may the Company acquire any Subordinated Debt Securities except as set forth in the Indenture, if any default with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and the Company has actual knowledge of the default, unless (a) 120 days pass after notice of the default is given to the Indenture Trustee and such default is not then the subject of judicial proceedings or the default with respect to the Senior Indebtedness is cured (including, without limitation, by the payment of such Senior Indebtedness in full) or waived and (b) the terms of the Indenture otherwise permit the payment or acquisition of Subordinated Debt Securities at that time. The Company is required to give the Indenture Trustee notice of a default with respect to Senior Indebtedness within five Business Days after the Company has actual knowledge of the default or potential default. (Section 14.4 of the Subordinated Indenture.)

        The Subordinated Indenture does not limit the amount of Subordinated Debt Securities which the Company may issue, nor does it limit the Company from issuing any other secured or unsecured debt. The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Indebtedness. The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

Junior Subordinated Debt Securities

General

        The Company plans to sell one or more series of Junior Subordinated Debt Securities to the Rite Aid Trusts pursuant to this Prospectus. The Prospectus Supplement relating to each such series of Junior Subordinated Debt Securities will describe the following terms:

        o      the title;
        o      any limit on the amount that may be issued;
        o whether or not such series of Junior Subordinated Debt Securities will be issued in global form, the terms and who the depository will be;
        o      the maturity date(s);
        o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);
        o      the place(s) where payments shall be payable;
        o      the Company's right, if any, to defer payment of interest
               and the maximum length of any such deferral period;
        o      the date, if any, after which, and the price(s) at which,
               such series of Junior Subordinated Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the Company's option, and other related terms and provisions;
        o the date(s), if any, on which, and the price(s) at which the Company is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of Junior Subordinated Debt Securities and other related terms and provisions;
        o the denominations in which such series of Junior Subordinated Debt Securities will be issued, if other than denominations of $25 and any integral multiple thereof; and
        o any other terms (which terms shall not be inconsistent with the Junior Subordinated Indenture).

Conversion or Exchange Rights

        The terms on which a series of Junior Subordinated Debt Securities may be convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the holders of such series of Junior Subordinated Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

        The Junior Subordinated Indenture does not contain any covenant which restricts the ability of the Company to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of the obligations of the Company under the Junior Subordinated Indenture or the Junior Subordinated Debt Securities, as appropriate.

Events of Default Under the Junior Subordinated Indenture

        The following are events of default under the Junior Subordinated Indenture with respect to any series of Junior Subordinated
Debt Securities issued:

        o failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;
        o      failure to pay the principal (or premium, if any) when due;
        o failure to observe or perform any other covenant contained in the Junior Subordinated Debt Securities or the Junior Subordinated Indenture (other than a covenant specifically relating to another series of Junior Subordinated Debt Securities), and such failure continues for 90 days after the Company receives notice from the Indenture Trustee or holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debt Securities of that series;
        o certain events of bankruptcy, insolvency or reorganization of the Company; and
        o the voluntary or involuntary dissolution, winding up or termination of the Rite Aid Trust that owns the series of Junior Subordinated Debt Securities, except in connection with

               (1) the distribution of such Junior Subordinated Debt Securities to holders of Trust Securities of the Rite Aid Trust,

               (2) the redemption of all of the Trust Securities of the Rite Aid Trust; and

               (3) mergers, consolidations or amalgamations permitted by the Amended Declaration of the Rite Aid Trust.

        If an event of default with respect to Junior Subordinated Debt Securities of any series occurs and is continuing, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debt Securities of that series, by notice in writing to the Company (and to the Indenture Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities of the Rite Aid Trust may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding:

        o      payment of principal, premium, if any, or interest; or
        o certain covenants containing limitations on the Company's ability to pay dividends and make payments on debt securities in certain circumstances.

        Any such waiver shall cure such default or event of default.

        If , under the Amended Declaration of a Rite Aid Trust, a Declaration Event of Default has occurred and is attributable to the failure of the Company to pay principal, premium, if any, or interest on, such Junior Subordinated Debt Securities, then each holder of the Trust Preferred Securities of the Rite Aid Trust may sue the Company or seek other remedies, to force payment to such holder of the principal of, premium, if any, or interest on, such Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities held by such holder.

        Subject to the terms of the Junior Subordinated Indenture, if an event of default under an Junior Subordinated Debt Indenture shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Junior Subordinated Indenture at the request or direction of any of the holders of the applicable series of Junior Subordinated Debt Securities, unless such holders have offered the Indenture Trustee reasonable indemnity. The holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities of the Rite Aid Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Junior Subordinated Debt Securities of that series, provided that:

        o it is not in conflict with any law or the applicable Junior Subordinated Indenture;
        o the Indenture Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and
        o subject to its duties under the Trust Indenture Act, the Indenture Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the Junior Subordinated Debt Securities of any series will only have the right to institute a proceeding under the Junior Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies if:

        o the holder has given written notice to the Indenture Trustee of a continuing event of default with respect to that series;
        o the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debt Securities of that series have made written request, and such holders have offered reasonable indemnity to the Indenture Trustee to institute such proceedings as trustee; and
        o the Indenture Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debt Securities of that series other conflicting directions within 60 days after such notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of Junior Subordinated Debt Securities if the Company defaults in the payment of the principal, premium, if any, or interest on, the Junior
Subordinated Debt Securities.

        The Company will periodically file statements with the Indenture Trustee regarding its compliance with certain of the covenants in the Junior Subordinated Indenture.

Modification of Junior Subordinated Indenture; Waiver

        The Company and the Indenture Trustee may change a Junior
Subordinated Indenture without the consent of any holders with respect to certain matters, including:

        o to fix any ambiguity, defect or inconsistency in such Junior Subordinated Indenture; and
        o to change anything that does not materially adversely affect the interests of any holder of Junior Subordinated Debt Securities of any series.

        In addition, under the Junior Subordinated Debt Indenture, the rights of holders of a series of Junior Subordinated Debt Securities may be changed by the Company and the Indenture Trustee with the written consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities of the Rite Aid Trust holding the outstanding Junior Subordinated Debt Securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding Junior Subordinated Debt Securities affected:

        o extending the fixed maturity of such series of Junior Subordinated Debt Securities;
        o reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such Junior Subordinated Debt Securities; or
        o reducing the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any amendment.

        If the consent of the Property Trustee of the Rite Aid Trust, as holder of Junior Subordinated Debt Securities, is required to consent to any amendment, modification or termination of a Junior Subordinated Indenture, the Property Trustee will request directions from the holders of the Trust Preferred Securities of the applicable Rite Aid Trust.

Form, Exchange, and Transfer

        The Junior Subordinated Debt Securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof.

        At the option of the holder, subject to the terms of the Junior Subordinated Debt Indenture and the limitations applicable to global securities described in the applicable Prospectus Supplement, Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Junior Subordinated Indenture and the limitations applicable to global securities set forth in the applicable Prospectus Supplement, Junior Subordinated Debt Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Indenture Trustee) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Unless otherwise provided in the Junior Subordinated Debt Securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but the Company may require payment of any taxes or other governmental charges. The Company has appointed the Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Junior Subordinated Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the Junior Subordinated Debt Securities of each series.

        If the Junior Subordinated Debt Securities of any series are to be redeemed, the Company will not be required to:

        o issue, register the transfer of, or exchange any Junior Subordinated Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Junior Subordinated Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; or
        o register the transfer of or exchange any Junior Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Junior Subordinated Debt Securities being redeemed in part.

Information Concerning the Junior Subordinated Indenture Trustee

        The Indenture Trustee, other than during the occurrence and continuance of an event of default under an Junior Subordinated Indenture, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture and, upon an event of default under an Junior Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Indenture Trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of Junior Subordinated Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of the interest on any Junior Subordinated Debt Securities on any interest payment date will be made to the person in whose name such Junior Subordinated Debt Securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

        Principal of and any premium and interest on the Junior Subordinated Debt Securities of a particular series will be payable at the office of the paying agents designated by the Company, except that unless otherwise indicated in the applicable Prospectus Supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such Prospectus Supplement, the corporate trust office of the Indenture Trustee in The City of New York will be designated as the Company's sole paying agent for payments with respect to Junior Subordinated Debt Securities of each series. Any other paying agents initially designated by the Company for the Junior Subordinated Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company will be required to maintain a paying agent in each place of payment for the Junior Subordinated Debt Securities of a particular series.

        All moneys paid by the Company to a paying agent or the Indenture Trustee for the payment of the principal of or any premium or interest on any Junior Subordinated Debt Securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of the security thereafter may look only to the Company for payment thereof.

Subordination of Junior Subordinated Debt Securities

        The Junior Subordinated Debt Securities will be unsecured and will be subordinate and junior in priority of payment to certain of the Company's other indebtedness to the extent described in a Prospectus Supplement. The Junior Subordinated Indenture does not limit the amount of Junior Subordinated Debt Securities which the Company may issue, nor does it limit the Company from issuing any other secured or unsecured debt.

Global Securities

        Securities of any series of Debt Securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series ("Global Securities"). Global Securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for Debt Securities in definitive form, a temporary Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to any depositary arrangements.

        Upon the issuance of a Global Security, the depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Securities or by the Company if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to participants' interests) for such Global Security or by participants or persons that hold through participants (with respect to beneficial owners' interests).

Governing Law

        The Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.


                          DESCRIPTION OF WARRANTS

        The Company may issue Warrants to purchase Debt Securities, Common Stock, Preferred Stock or any combination thereof, and such Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent ("Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered thereby. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

        The following sets forth certain general terms and provisions of the Warrant Agreement and the certificates representing the Warrants ("Warrant Certificates") This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, including the definitions of certain terms therein.

        The Prospectus Supplement relating to a series of Warrants will describe the specific terms of the Warrants including the following:

        o      the title of such Warrants;
        o      the aggregate number of such Warrants;
        o      the price or prices at which such Warrants will be issued;
        o the designation and terms of the securities purchasable upon the exercise of such Warrants;
        o the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
        o whether such Warrants will be issued in registered form or bearer form;
        o if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time;
        o if applicable, the designation and terms of the Offered Securities (other than Trust Preferred Securities) with which such Warrants are issued and the number of such Warrants issued with each such Offered Security;
        o if applicable, the date on and after which such Warrants and the related Offered Securities (other than Trust Preferred Securities) will be separately transferable;
        o      information with respect to book-entry procedures, if any;
        o if applicable, a discussion of certain United States federal income tax considerations; and
        o any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

        Warrant Certificates will be exchangeable for new Warrant
Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not be entitled to payments of principal of (premium, if any), or interest, if any, on, the Debt Securities purchasable upon such exercise.

        Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining Warrants.


            DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS

        The Company may issue Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as a part of units ("Units"), including, but not limited to, adjustable conversion-rate equity security units. Each Unit consists of a Purchase Contract and Debt Securities, Trust Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Purchase Contracts. The Purchase Contracts may require the Company to make periodic payments to the holders of the Units or vice versa, and such payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable Prospectus Supplement will describe the terms of any Purchase Contracts or Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Purchase Contracts or Units.


               DESCRIPTION OF THE TRUST PREFERRED SECURITIES

General

        The Amended Declaration of each Rite Aid Trust authorizes the respective Regular Trustees to issue, on behalf of such Rite Aid Trust, one series of Trust Preferred Securities which will have the terms described in a Prospectus Supplement. The proceeds from the sale of the Trust Securities will be used by each Rite Aid Trust to purchase a series of Junior Subordinated Debt Securities issued by the Company. These Junior Subordinated Debt Securities will be held in trust by the Property Trustee for the benefit of the holders of such Trust Securities.

        The Company will guarantee the payments of distributions and payments on redemption or liquidation with respect to the Trust Preferred Securities, but only to the extent the Rite Aid Trust has funds available to make those payments and has not made the payments (the"Trust Preferred Securities Guarantee"). See "Description of the Trust Preferred Securities Guarantees."

        The assets of each Rite Aid Trust available for distribution to the holders of its Trust Preferred Securities will be limited to payments from the Company under the series of Junior Subordinated Debt Securities held by the Rite Aid Trust. If the Company fails to make a payment on such Junior Subordinated Debt Securities, the Rite Aid Trust will not have sufficient funds to make related payments, including distributions, on its Trust Preferred Securities.

        The Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the related series of Junior Subordinated Debt Securities, the Junior Subordinated Indenture related thereto and the Amended Declaration, will provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities issued by each Rite Aid Trust.

        The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as described in the Amended Declaration or made part of the Amended Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of such Trust Preferred Securities will mirror the terms of the Junior Subordinated Debt Securities held by each Rite Aid Trust.

        The Prospectus Supplement relating to the Trust Preferred
Securities of a Rite Aid Trust will describe the specific terms of such Trust Preferred Securities, including:

        o      the name of such Trust Preferred Securities;
        o the dollar amount and number of Trust Preferred Securities issued;
        o the annual distribution rate(s) (or method of determining such rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;
        o      the date from which distributions shall be cumulative;
        o      the optional redemption
               provisions, if any, including the prices, time periods and other terms and conditions for which such Trust Preferred Securities shall be purchased or redeemed, in whole or in part;
        o the terms and conditions, if any, upon which the applicable series of Junior Subordinated Debt Securities and the related Trust preferred Securities Guarantee may be distributed to holders of such Trust Preferred Securities;
        o any securities exchange on which such Trust Preferred Securities will be listed;
        o whether such Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for such global certificates and the specific terms of the depositary arrangements; and
        o any other relevant rights, preferences, privileges, limitations or restrictions of such Trust Preferred Securities.

        The Prospectus Supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the Trust Preferred Securities covered by such Prospectus Supplement.

Liquidation Distribution Upon Dissolution

        The Amended Declaration of each Rite Aid Trust states that the trust shall be dissolved:

        o      on the expiration of the term of the Rite Aid Trust;
        o      upon the bankruptcy of the Company;
        o upon the filing of a certificate of dissolution or its equivalent with respect to the Company;
        o upon the filing of a certificate of cancellation with respect to the Rite Aid Trust after obtaining the consent of at least a majority in liquidation amount of the Trust Securities of the Rite Aid Trust, voting together as a single class;
        o 90 days after the revocation of the charter of the Company (but only if the charter is not reinstated during that 90-day period);
        o upon the distribution of the related Junior Subordinated Debt Securities directly to the holders of the Trust Securities;
        o upon the redemption of all of the Trust Securities of the Rite Aid Trust; or
        o upon entry of a court order for the dissolution of the Company or the Rite Aid Trust.

        In the event of a dissolution, after the Rite Aid Trust pays all amounts owed to creditors, the holders of the Trust Securities will be entitled to receive:

        o cash equal to the aggregate liquidation amount of each Trust Security specified in an accompanying Prospectus Supplement, plus accumulated and unpaid distributions to the date of payment; unless
        o Junior Subordinated Debt Securities in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities are distributed to the holders of the Trust Securities.

        If a Rite Aid Trust cannot pay the full amount due on its Trust Securities because insufficient assets are available for payment, then the amounts payable by the Rite Aid Trust on its Trust Securities shall be paid pro rata. However, if an event of default under the related Amended Declaration has occurred, the total amounts due on such Trust Preferred Securities will be paid before any distribution on such Trust Common Securities.

Declaration Events of Default

        An event of default under the Junior Subordinated Indenture relating to a series of Junior Subordinated Debt Securities is an event of default under the Amended Declaration of the Rite Aid Trust that owns these Junior Subordinated Debt Securities (a "Declaration Event of Default"). See "Description of the Debt Securities -- Junior Subordinated Debt Securities -- Events of Default."

        The Company and the Regular Trustees of each Rite Aid Trust must file annually with the Property Trustee for the Rite Aid Trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Amended Declaration.

        Upon the occurrence of a Declaration Event of Default, the Property Trustee of the Rite Aid Trust, as the sole holder of the Junior Subordinated Debt Securities held by the Rite Aid Trust, will have the right under the Junior Subordinated Indenture to declare the principal of, premium, if any, and interest on such Junior Subordinated Debt Securities to be immediately due and payable.

        If a Property Trustee fails to enforce its rights under the Amended Declaration or the Junior Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the Amended Declaration and the Junior Subordinated Indenture, any holder of Trust Preferred Securities may sue the Company, or seek other remedies, to enforce the Property Trustee's rights under the Amended Declaration or the Junior Subordinated Indenture without first instituting a legal proceeding against such Property Trustee or any other person.

        If the Company fails to pay principal, premium, if any, or interest on a series of Junior Subordinated Debt Securities when payable, then a holder of such Trust Preferred Securities may directly sue the Company or seek other remedies, to collect its pro rata share of payments owned.

Removal and Replacement of Trustees

        Only the holders of Trust Common Securities have the right to remove or replace the trustees of a Rite Aid Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Amended Declaration for the Rite Aid Trust.

Conversion or Exchange Rights

        The terms on which the Trust Preferred Securities are convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the holders of Trust Preferred Securities would be subject to adjustment.

Mergers, Consolidations or Amalgamations of the Rite Aid Trusts

        The Rite Aid Trusts may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease their properties and assets substantially as an entirety to any other corporation or other body ("Merger Event"), except as described below. A Rite Aid Trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

        o      the successor entity either

               (1) assumes all of the obligations of the Rite Aid Trust relating to its Trust Securities or

               (2) substitutes other securities for the Trust Securities that are substantially similar to such Trust Securities ("Successor Securities"), so long as the Successor Securities rank the same as such Trust Securities for distributions and payments upon liquidation, redemption and otherwise;

        o the Company acknowledges a trustee of such successor entity who has the same powers and duties as the Property Trustee of the Rite Aid Trust, as the holder of the particular series of Junior Subordinated Debt Securities;

        o the Trust Preferred Securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the Trust Preferred Securities are then listed;

        o the Merger Event does not cause the Trust Preferred Securities or successor securities to be downgraded by any national rating agency;

        o the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities or successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity);

        o the successor entity has a purpose identical to that of the Rite Aid Trust;

        o prior to the Merger Event, the Company has received an opinion of counsel from a nationally recognized law firm stating that

               (1) such Merger Event does not adversely affect the rights of the holders of the Rite Aid Trust's Preferred Securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity) and

               (2) following the Merger Event, neither the Rite Aid Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

        o the Company guarantees the obligations of the successor entity under the successor securities in the same manner as in the Trust Preferred Securities Guarantee and the guarantee of the common securities for the Rite Aid Trust.

        In addition, unless all of the holders of the Trust Preferred Securities and Trust Common Securities approve otherwise, the Rite Aid Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Rite Aid Trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declarations

        The holders of Trust Preferred Securities have no voting rights except as discussed under "-Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of the Trust Preferred Securities Guarantee-Amendments and Assignment," and as otherwise required by law and the Amended Declaration for the Rite Aid Trust.

        The Amended Declaration may be amended if approved by a majority of the Regular Trustees of the Rite Aid Trust. However, if any proposed amendment provides for, or such Regular Trustees otherwise propose to effect,

        (1) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to such Amended Declaration or otherwise or

        (2) the dissolution, winding-up or termination of the Rite Aid Trust other than pursuant to the terms of its Amended Declaration,

then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the Trust Securities affected by such amendment or proposal.

        If any amendment or proposal referred to in clause (1) above would adversely affect only a particular class of the Trust Securities of the Rite Aid Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of such affected class.

        No amendment may be made to an Amended Declaration if such amendment would:

        o cause the Rite Aid Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

        o reduce or otherwise adversely affect the powers of the Property Trustee; or

        o cause the Rite Aid Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

        The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to:

        o direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the Rite Aid Trust; or

        o direct the exercise of any trust or power conferred upon such Property Trustee under the Rite Aid Trust's Amended Declaration, including the right to direct the Property Trustee, as the holder of a series of Junior Subordinated Debt Securities, to

               (1) exercise the remedies available under the Junior Subordinated Indenture with respect to such Junior Subordinated Debt Securities,

               (2)    waive any event of default under the Junior
                      Subordinated Indenture that is waivable or

               (3) cancel an acceleration of the principal of the Junior Subordinated Debt Securities.

        However, if the Junior Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of the Junior Subordinated Debt Securities (a "super-majority"), then the Property Trustee must get approval of the holders of a super-majority in liquidation amount of the Trust Preferred Securities.

        In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of such action, the Rite Aid Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

        The Property Trustee of the Rite Aid Trust will notify all Trust Preferred Securities holders of the Rite Aid Trust of any notice received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities held by the Rite Aid Trust.

        As described in the Amended Declaration, the Property Trustee may hold a meeting to have holders of Trust Preferred Securities vote on a change or have them approve a change by written consent.

        If a vote by the holders of Trust Preferred Securities is taken or a consent is obtained, any Trust Preferred Securities that are owned by the Company or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means

               (1) the Company and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of Trust Preferred Securities and

               (2) any Trust Preferred Securities owned by the Company or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

        For matters relating to compliance with the Trust Indenture Act, the Property Trustee of the Rite Aid Trust will have all of the duties and responsibilities of an Indenture Trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default under the Rite Aid Trust, undertakes to perform only such duties as are specifically set forth in the Amended Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the applicable Amended Declaration at the request of any holder of Trust Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the Trust Preferred Securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

Miscellaneous

        The Regular Trustees of a Rite Aid Trust are authorized and directed to conduct the affairs of and to operate the Rite Aid Trust in such a way that

        o it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

        o it will be classified as a grantor trust for United States federal income tax purposes; and

        o the Junior Subordinated Debt Securities held by it will be treated as indebtedness of the Company for United States federal income tax purposes.

        The Company and the Regular Trustees of the Rite Aid Trust are authorized to take any action (so long as it is consistent with applicable law or the certificate of trust or Amended Declaration) that the Company and the Regular Trustees of the Rite Aid Trust determine to be necessary or desirable for such purposes.

        Holders of Trust Preferred Securities have no preemptive or similar rights.

        The Rite Aid Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

The Amended Declaration and the related Trust Preferred Securities will be governed by and construed in accordance with the laws of the State of Delaware.


          DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

General

        The Company will execute a Trust Preferred Securities Guarantee, which benefits the holders of Trust Preferred Securities, at the time that a trust issues those Trust Preferred Securities. The Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as trustee ("Trust Preferred Guarantee Trustee") under the Trust Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act. The Trust Preferred Guarantee Trustee will hold the Trust Preferred Securities Guarantee for the benefit of the holders of Trust Preferred Securities.

        The Company will irrevocably agree, as described in the Trust Preferred Securities Guarantee, to pay in full, to the holders of the Trust Preferred Securities issued by a Rite Aid Trust, the Trust Preferred Securities Guarantee Payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which such Rite Aid Trust may have or assert. The following payments, to the extent not paid by the Rite Aid Trust ("Trust Preferred Securities Guarantee Payments"), will be covered by the Trust Preferred Securities Guarantee:

        o any accrued and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the Rite Aid Trust has funds available to make the payment;

        o the redemption price, to the extent that the Rite Aid Trust has funds available to make the payment; and

        o upon a voluntary or involuntary dissolution and liquidation of the Rite Aid Trust (other than in connection with a distribution of Junior Subordinated Debt Securities to holders of such Trust Preferred Securities or the redemption of all such Trust Preferred Securities), the lesser of

               (1) the aggregate of the liquidation amount specified in the Prospectus Supplement for each Trust Preferred Security plus all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Rite Aid Trust has funds available to make the payment and

               (2) the amount of assets of the Rite Aid Trust remaining available for distribution to holders of its Trust Preferred Securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

        The Company's obligation to make a Trust Preferred Securities Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the Trust Preferred Securities or by causing the Rite Aid Trust to pay the amounts to the holders.

        No single document executed by the Company relating to the issuance of Trust Preferred Securities will provide for its full, irrevocable and unconditional guarantee of the Trust Preferred Securities. It is only the combined operation of the Company's obligations under the Junior Subordinated Indenture and the Trust Preferred Securities Guarantee and Amended Declaration that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its Trust Preferred Securities.

Status of the Trust Preferred Securities Guarantee

        The Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank:

        o subordinate and junior in right of payment to all of the Company's other liabilities (except those obligations made equal or junior to its obligations under the Trust Preferred Securities Guarantee);

        o equal with the senior most preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of its affiliates; and

        o      senior to the Company's Common Stock.

        The Amended Declaration will require that the holder of Trust Preferred Securities accept the subordination provisions and other terms of the Trust Preferred Securities Guarantee. The Trust Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue the Company, or seek other remedies, to enforce its rights under the Trust Preferred Securities Guarantee without first suing any other person or entity). A Trust Preferred Securities Guarantee will not be discharged except by payment of the Trust Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution of the corresponding series of Junior Subordinated Debt Securities to the holders of Trust Preferred Securities pursuant to the Amended Declaration.

Amendments and Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities in any material respect (in which case no consent of such holders will be required), a Trust Preferred Securities Guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of such Trust Preferred Securities (excluding any such Trust Preferred Securities held by the Company or any of its affiliates). A description of the way to obtain any approval is described under "Description of the Trust Preferred Securities-Voting Rights; Amendment of Declaration." All guarantees and agreements contained in the Trust Preferred Securities Guarantee will be binding on the Company's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable Trust Preferred Securities.

Trust Preferred Securities Guarantee Events of Default

        An event of default under the Trust Preferred Securities Guarantee occurs if the Company fails to make any of its required payments or perform its obligations under the Trust Preferred Securities Guarantee.

        The holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities (excluding any Trust Preferred Securities held by the Company or any of its affiliates) will have the right to direct the time, method and place of conducing any proceeding for any remedy available to the Trust Preferred Guarantee Trustee or to direct the exercise of any trust or power given to the Trust Preferred Guarantee Trustee under the Trust Preferred Securities Guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

        The Trust Preferred Guarantee Trustee under the Trust Preferred Securities Guarantee, other than during the occurrence and continuance of an event of default under such Trust Preferred Securities Guarantee, will only perform the duties that are specifically described in such Trust Preferred Securities Guarantee. After such a default, the Trust Preferred Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trust Preferred Guarantee Trustee is under no obligation to exercise any of its powers as described in the Trust Preferred Securities Guarantee at the request of any holder of covered Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Trust Preferred Securities Guarantee

        The Trust Preferred Securities Guarantee will terminate once the Trust Preferred Securities are paid in full or upon distribution of the corresponding series of Junior Subordinated Debt Securities to the holders of such Trust Preferred Securities. The Trust Preferred Securities Guarantee will continue to be effective or will be reinstated if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee.

Governing Law

        The Trust Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.


             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                  THE TRUST PREFERRED SECURITIES GUARANTEE
                AND THE SUBORDINATED NOTES HELD BY THE TRUST

        Payments of distributions and redemption and liquidation payments due on the Trust Preferred Securities (to the extent the trust has funds available for the payments) will be guaranteed by the Company to the extent described under "Description of the Trust Preferred Securities Guarantees." No single document executed by the Company in connection with the issuance of the Trust Preferred Securities will provide for its full, irrevocable and unconditional guarantee of such Trust Preferred Securities. It is only the combined operation of the Company's obligations under the Trust Preferred Securities Guarantee, Amended Declaration and the Junior Subordinated Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of each of the Rite Aid Trusts' obligations under its Trust Preferred Securities.

        As long as the Company makes payments of interest and other payments when due on the Junior Subordinated Debt Securities held by a Rite Aid Trust, such payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the Trust Preferred Securities issued by the Rite Aid Trust, primarily because:

        o the aggregate principal amount of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate liquidation amount of the Trust Securities;

        o the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

        o the Company shall pay for any and all costs, expenses and liabilities of each Rite Aid Trust except such trust's obligations under its Trust Preferred Securities; and

        o each Amended Declaration provides that a Rite Aid Trust will not engage in any activity that is not consistent with the limited purposes of the Rite Aid Trust.

        If and to the extent that the Company does not make payments on such Junior Subordinated Debt Securities, the Rite Aid Trust will not have funds available to make payments of distributions or other amounts due on its Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Trust Preferred Securities Guarantee for payment of these amounts. Instead, you may directly sue the Company or seek other remedies to collect your pro rata share of payments owed. If you sue the Company to collect payment, then the Company will assume your rights as a holder of Trust Preferred Securities under the Amended Declaration to the extent the Company makes a payment to you in any such legal action.

        A holder of any Trust Preferred Security may sue the Company, or seek other remedies, to enforce its rights under the Trust Preferred Securities Guarantee without first suing the Trust Preferred Guarantee Trustee, the Rite Aid Trust or any other person or entity.


                            PLAN OF DISTRIBUTION

        The Company may sell Common Stock, Preferred Stock, any series of Debt Securities, Warrants, Purchase Contracts, Units or Guarantees and the Rite Aid Trusts may sell Trust Preferred Securities being offered hereby in one or more of the following ways from time to time:

        o to underwriters for resale to the public or to institutional investors;

        o      directly to institutional investors; or

        o      through agents to the public or to institutional investors.

        The Prospectus Supplements will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to the Company or the Rite Aid Trusts, as the case may be, from such sale, any underwriting discounts or agency fees and other item's constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Underwriters and agents may be entitled under agreements entered into with the Company and/or the Rite Aid Trusts to indemnification by the Company and/or the Rite Aid Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

        Each series of Offered Securities will be a new issue of securities and will have no established trading market other than the Common Stock which is listed on the NYSE and the PSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE and the PSE, subject to official notice of issuance. Any underwriters to whom securities are sold by the Company or by a Rite Aid Trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.


                               LEGAL OPINIONS

        The validity of the securities being offered hereby is being passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP. Nancy A. Lieberman, a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, serves as a director of the Company.


                                  EXPERTS

        The consolidated financial statements and schedule of Rite Aid Corporation and subsidiaries as of February 28, 1998 and March 1, 1997 and for each of the years in the three-year period ended February 28, 1998, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended May 30, 1998, and May 31, 1997, August 29, 1998 and August 30, 1997, and November 28, 1998 and November 29, 1997, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended May 30, 1998, August 29, 1998, and November 28, 1998 and incorporated by reference herein, state that they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Securities Act.

        The consolidated financial statements of PCS Holding Corporation and Subsidiaries for the three years ended December 31, 1997 incorporated by reference from Rite Aid Corporation's Form 8-K of January 19, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                     CERTAIN FORWARD-LOOKING STATEMENTS

        This Prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements, which include, without limitation, the matters set forth herein under the captions "The Company," reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others (i) competition from other drugstore chains, supermarkets, membership clubs and other retailers as well as third-party plans and mail order providers, (ii) the continued efforts of third-party payors to reduce prescription drug costs, (iii) continued consolidation of the drugstore industry, (iv) possible federal and state health care reform initiatives to reduce governmental health costs, (v) the effects of technological difficulties including remediation of Year 2000 compliance issues and (vi) general and industry-specific economic conditions including inflation, interest rate movements, access to capital, availability of real estate and construction and start-up of drugstore and distribution center facilities. The forward-looking statements referred to above are also subject to uncertainties and assumptions relating to the operations and results of operations of the benefits of recent acquisitions assumed by the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

               The following table sets forth the expenses to be borne by the Company in connection with the offerings described in this Registration Statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

       Securities and Exchange Commission Registration Fee........  $834,000
       Transfer Agents, Trustees and Depositary's
          Fees and Expenses.......................................    25,000
       Printing and Engraving Fees and Expenses...................    75,000
       Accounting Fees and Expenses...............................   100,000
       Legal Fees.................................................   150,000
       Rating Agency Fees.........................................   100,000
       Miscellaneous (including Listing
          Fees, if applicable)....................................    16,000
                                                                  ----------

              Total.............................................. $1,300,000
                                                                  ==========

Item 15.   Indemnification of Directors and Officers

        As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Corporation may be indemnified by the Corporation against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

        Article Ten of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

        The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) under liability insurance policies carried by the Company against liabilities which they may incur in their capacity as such including liabilities under the Securities Act.

Item 16.  Exhibits

        The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
Number                              Description of Exhibits

1.1 The form of Underwriting Agreement with respect to the Company's Debt Securities will be filed as an exhibit to a Current Report of the Registrant on form 8-K and incorporated herein by reference.
1.2 The form of Underwriting Agreement with respect to the Company's Equity Securities will be filed as an exhibit to a Current Report of the Registrant on form 8-K and incorporated herein by reference.
4.1 Form of Senior Indenture to be used in connection with the issuance of Company's Debt Securities.*
4.2 Form of Subordinated Indenture to be used in connection with the issuance of the Company's Debt Securities.*
4.3            Form of Senior Debt Securities (included in Exhibit 4.1).
4.4            Form of Subordinated Debt Securities (included in Exhibit 4.2).
4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the Registrant on form 8-K and incorporated herein by reference.
4.6 Form of Purchase Contract Agreement, between the Company and __________________, as Purchase Contract Agent (including as Exhibit A the form of the Security Certificate).*
4.7            Certificate of Trust of Rite Aid Financing Trust I.
4.8            Certificate of Trust of Rite Aid Financing Trust II.
4.9            Certificate of Trust of  Rite Aid Financing Trust III.
4.10           Certificate of Trust of  Rite Aid Financing Trust IV.
4.11           Declaration of Trust of Rite Aid Financing Trust I.
4.12           Declaration of Trust of Rite Aid Financing Trust II.
4.13           Declaration of Trust of Rite Aid Financing Trust III.
4.14           Declaration of Trust of Rite Aid Financing Trust IV.
4.15           Form of Amended and Restated Declaration of Trust for the
               Rite Aid Trusts.*
4.16           Form of Trust Preferred Security (included in Exhibit 4.16).*
4.17 Form of Junior Subordinated Indenture to be used in connection with the issuance of the Junior Subordinated Debt Securities to the Rite Aid Trusts.*
4.18 Form of Guarantee Agreement with respect to the Preferred Securities of the Rite Aid Trusts.
5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
8.1            Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
12.1 Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
15.1           Letter re Unaudited Interim Financial Information.
23.1           Consent of KPMG LLP.
23.2           Consent of Ernst & Young LLP.
23.3           Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibits 5.1 and 8.1).*
24 Power of Attorney of certain officers and directors of the Company (included in the signatures pages to the Registration Statement).
25.1           Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939, as amended, of __________, as Trustee under the Senior Indenture.*
25.2           Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939, as amended, of __________, as Trustee under the Subordinated Indenture.*
25.3           Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantee of Rite Aid for the benefit of the holders of the Preferred Securities of the Rite Aid Financing Trust I, II, III and IV.
25.4           Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The First National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of Rite Aid Financing Trust I, II, III and IV.

--------------------------

*       To be filed by amendment.


Item 17.  Undertakings

The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

        (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, in the State of Pennsylvania on January 19, 1999.


                                            RITE AID CORPORATION

                                                  By  /s/ Martin L. Grass
                                                      ----------------------
                                                  Name:  Martin L. Grass
                                                  Title: Chairman, Chief
                                                           Executive Officer
                                                           and Director



                             POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Martin
L. Grass, Frank M. Bergonzi, Franklin C. Brown, and Elliot S. Gerson, and each and any one of them, as attorneys-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                       Date

     /s/ Martin L. Grass        Chairman of the Board,        January 19, 1999
-----------------------------     Chief Executive
       Martin L. Grass            Officer and Director


    /s/ Timothy J. Noonan       President, Chief              January 19, 1999
-----------------------------     Operating Officer
      Timothy J. Noonan           and Director


    /s/ Frank M. Bergonzi       Executive Vice President,     January 19, 1999
-----------------------------     Chief Financial
      Frank M. Bergonzi           Officer and Chief
                                  Accounting Officer


    /s/ Franklin C. Brown       Vice Chairman and             January 19, 1999
-----------------------------     Director
      Franklin C. Brown


                                Director
-----------------------------
         Alex Grass


   /s/ Nancy A. Lieberman       Director                      January 19, 1999
-----------------------------
     Nancy A. Lieberman


                                Director
-----------------------------
       Phillip Neivert


    /s/ Leonard N. Stern        Director                      January 19, 1999
-----------------------------
      Leonard N. Stern


                                Director
-----------------------------
      Leonard I. Green


  /s/ Preston Robert Tisch      Director                      January 19, 1999
-----------------------------
    Preston Robert Tisch


   /s/ William J. Bratton       Director                      January 19, 1999
-----------------------------
     William J. Bratton


    /s/ Gerald Tsai, Jr.        Director                      January 19, 1999
-----------------------------
      Gerald Tsai, Jr.



                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, each of Rite Aid Financing Trust I, Rite Aid Financing Trust II, Rite Aid Financing Trust III and Rite Aid Financing Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, in the State of Pennsylvania on January 19, 1999.


                                  RITE AID FINANCING TRUST I

                                         By  /s/ Frank M. Bergonzi
                                             ----------------------------
                                             Frank M. Bergonzi, Trustee

                                         By  /s/ Elliot S. Gerson
                                             -----------------------------
                                             Elliot S. Gerson, Trustee

                                         By  /s/ Joseph Speaker
                                             -----------------------------
                                             Joseph Speaker, Trustee

                                  RITE AID FINANCING TRUST II

                                         By  /s/ Frank M.Bergonzi
                                             -----------------------------
                                             Frank M.Bergonzi, Trustee

                                         By  /s/ Elliot S. Gerson
                                             -----------------------------
                                             Elliot S. Gerson, Trustee

                                         By  /s/ Joseph Speaker
                                             -----------------------------
                                             Joseph Speaker, Trustee

                                  RITE AID FINANCING TRUST III

                                         By  /s/ Frank M. Bergonzi
                                             -----------------------------
                                             Frank M. Bergonzi, Trustee

                                         By  /s/ Elliot S. Gerson
                                             -----------------------------
                                             Elliot S. Gerson, Trustee

                                         By  /s/ Joseph Speaker
                                             -----------------------------
                                             Joseph Speaker, Trustee

                                  RITE AID FINANCING TRUST IV

                                         By  /s/ Frank M. Bergonzi
                                             -----------------------------
                                             Frank M. Bergonzi, Trustee

                                         By  /s/ Elliot S. Gerson
                                             ------------------------------
                                             Elliot S. Gerson, Trustee

                                         By  /s/ Joseph Speaker
                                             ------------------------------
                                             Joseph Speaker, Trustee